SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Minnesota Corn Processors, LLC
                         ------------------------------
             (Exact name of registrant as specified in its charter)

              Colorado                                    41-1928467
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

901 North Highway 59, Marshall, Minnesota                  56258
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(Address of Principal Executive Offices)                 (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |_|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |_|

         Securities Act registration statement file number to which this form relates (if applicable):

                                    333-71213
                                    ---------

         Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

                None                                      None

----------------------------------     -----------------------------------------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

             Class A Units of Interest in limited liability company
             ------------------------------------------------------
                                (Title of class)


                         ----------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to the registration with the Securities and Exchange Commission of Units of Limited Liability Interest of Minnesota Corn Processors, LLC, a Colorado limited liability company (the "Registrant"). The description of the Units to be registered hereunder is set forth under the caption "Description of Membership Units" at page 49 of Information Statement -- Prospectus dated January 5, 2000, which was contained in the Registrant's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on January 26, 1999 (SEC. No. 333-71213) and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are incorporated herein by reference to the same numbered exhibits filed as a part of Registrant's Annual Report on Form 10-K for fiscal year ended March 31, 2000.

         3.1      Articles of Organization of Minnesota Corn Processors, LLC

         3.2 Third Amended and Restated Operating Agreement of Minnesota Corn Processors, LLC


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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2001                   Minnesota Corn Processors, LLC

                                       By:   /s/ L. Dan Thompson
                                             -----------------------------------
                                             L. Dan Thompson

                                       Its:  President & Chief Executive Officer
                                             -----------------------------------


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